UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2008

THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
58 South Service Road, Melville, NY 11747
(Address of principal executive offices)
Registrant’s telephone number, including area code: (631) 730-2200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 4, 2008, the Company filed a Form 8-K regarding equity grants and other compensation matters approved by the Board of Directors on April 1, 2008. This Form 8-K/A amends such April 4 filing to include the form of agreements that will be utilized in connection with such grants.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Option Agreement under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan

10.2	Form of Option Agreement with the Company’s Chief Executive Officer under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan

10.3	Form of Restricted Stock Agreement under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan

10.4	Form of Restricted Stock Agreement with the Company’s Chief Executive Officer under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan

10.5	Form of Restricted Stock Agreement with Mitchell Ring under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan

10.6	Form of Notice of Grant of Restricted Stock Award under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 7, 2008

THE HAIN CELESTIAL GROUP, INC. (Registrant)
By:	/s/ Ira J. Lamel
	Name:	Ira J. Lamel
	Title:	Executive Vice President and Chief Financial Officer